UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2023

GEOSPACE TECHNOLOGIES CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Texas	001-13601	76-0447780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Pinemont, Houston, Texas		77040
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 986-4444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GEOS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On July 26, 2022, Geospace Technologies Corporation (the “Company”) entered into a Credit Agreement (“the Agreement”) by and among the Company and certain of the Company’s subsidiaries, as borrowers (the “Borrowers”), and Woodforest National Bank, as lender. The Agreement refinanced the Company’s Revolving Loan and Security Agreement, dated as of May 6, 2022, between the Company, GTC, Inc., Amerisource Funding, Inc., as administrative agent and as a lender, and Woodforest National Bank, as a lender. The Agreement provides a revolving credit facility with a maximum availability of $15 million. Availability under the revolving credit facility is determined based upon a borrowing base comprised of certain of the Company’s domestic assets which include (i) 80% of Eligible Accounts, plus (ii) 90% of Eligible Foreign Insured Accounts, plus (ii) 25% of Eligible Inventory plus (iii) 50% of the orderly liquidation value of Eligible Equipment, in each case subject to certain limitations and adjustments. Interest shall accrue on outstanding borrowings at a rate equal to Term SOFR plus a margin equal to 3.25% per annum. The Borrowers are required to make monthly interest payments on borrowed funds. The Agreement is secured by substantially all of the assets of the Borrowers, except for certain Excluded Property. The Agreement requires the Company to maintain (i) a minimum consolidated tangible net worth of $100 million, (ii) minimum liquidity of $5,000,000, and (iii) a minimum current ratio no less than 2.00 to 1.00, in each case tested quarterly. The Agreement also requires the Borrowers to maintain a springing minimum interest coverage ratio of 1.50 to 1.00, tested quarterly whenever there is an outstanding balance on the revolving credit facility.

The above description of the Agreement is qualified in its entirety by reference to the complete text of the Revolving Loan and Security Agreement filed as filed as Exhibit 10.1 hereto, which is incorporated herein by reference. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is herein incorporated by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.1	Credit Agreement dated July 26, 2023 among Geospace Technologies Corporation, and each other person from time to time party thereto as a borrower, and Woodforest National Bank, as lender.

Exhibit 104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION
Date: August 1, 2023
By: /s/ Robert L. Curda
Robert L. Curda
Vice President, Chief Financial Officer & Secretary